Exhibit 21



              STANDEX INTERNATIONAL CORPORATION AND SUBSIDIARIES

                          SUBSIDIARIES OF REGISTRANT


Information is set forth below concerning all operating subsidiaries of the Company as of June 30, 2003 (except subsidiaries which, considered in the aggregate do not constitute a significant subsidiary).

                                                                Percentage
                                                   Percentage    of Voting
                                                    of Voting        Stock
                                                  Stock Owned     Owned by
                                 Jurisdiction of       by the    Immediate
  Name of Subsidiary              Incorporation       Company       Parent

ATC-Frost Magnetics, Inc.......      Canada             100%

Custom Hoists, Inc.............      Ohio               100%

James Burn International, Inc..      New York           100%

Snappy Air Distribution
  Products, Inc. ..............      Delaware           100%

Standex Air Distribution
   Products, Inc. .............      Delaware           100%

Standex Electronics, Inc.......      Delaware           100%

Standex Engraving L.L.C........      Virginia                           *

Standex Financial Corp.........      Delaware           100%

 Crest Fruit, L.P..............      Texas                1%          99%

SXI Limited....................      Canada             100%

S. I. de Mexico S.A. de C.V....      Mexico             100%

Standex International GmbH.....      Germany            100%

Standex Holdings Limited.......      United
                                       Kingdom          100%

 Standex International Limited.      United
                                       Kingdom                      100%

 Roehlen Industries Pty. Limited     Australia           50%         50%

 James Burn International Limited    United
                                       Kingdom                      100%

 Standex Electronics(U.K.)Limited    United
                                       Kingdom                      100%


 *Parent is sole member of L.L.C.